Exhibit 99

FORM 4 JOINT FILER INFORMATION

Name of
“Reporting Persons”:	Forward III Associates, LLC Forward Ventures III Institutional Partners, L.P.
Forward IV Associates, LLC Forward Ventures IV, L.P. Forward Ventures IV B, L.P. Standish M. Fleming

Address:	9393 Towne Centre Drive, Suite 200
San Diego, CA 92121

Designated Filer:	Forward Ventures III, L.P.

Issuer and Ticker Symbol:	Favrille, Inc. (FVRL)

Date of Event:	March 7, 2006

Each of the following is a Joint Filer with Forward Ventures III, L.P. and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:

All Reporting Persons disclaim beneficial ownership of shares of Favrille, Inc. stock held by the other Reporting Persons herein, except to the extent of their respective pecuniary interest therein, if any. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Forward Ventures III, L.P.

By:	Forward III Associates, LLC
Its General Partner

By:	/s/ Ivor Royston
Ivor Royston, Managing Member

Forward Ventures III Institutional Partners, L.P.

By:	Forward III Associates, LLC
Its General Partner

By:	/s/ Ivor Royston
Ivor Royston, Managing Member

Forward Ventures III, LLC

By:	/s/ Ivor Royston
Ivor Royston, Managing Member

Forward Ventures IV, L.P.

By:	Forward IV Associates, LLC
Its General Partner

By:	/s/ Ivor Royston
Ivor Royston, Managing Member

Forward Ventures IV B, L.P.

By:	Forward IV Associates, LLC
Its General Partner

By:	/s/ Ivor Royston
Ivor Royston, Managing Member

Forward IV Associates, LLC

By:	/s/ Ivor Royston
Ivor Royston, Managing Member

/s/ Standish M. Fleming
Standish M. Fleming